Exhibit 99.1

EQT Private Equity Company LLC

Net Asset Value

EQT Private Equity Company LLC (the “Company”) calculates net asset value per share in accordance with valuation policies and procedures that have been approved by the Company’s board of directors. The Company’s transactional net asset value (“Transactional Net Asset Value”) is used to determine the price at which the Company sells and repurchases its shares. The Company’s GAAP net asset value (“GAAP Net Asset Value”) is the Company’s net asset value determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The following table provides a breakdown of the major components of the Company’s Transactional Net Asset Value as of February 28, 2026 ($ in thousands, except shares):

Components of Transactional Net Asset Value	February 28, 2026
Assets at fair value (cost $643,803)	$701,683
Cash and cash equivalents	33,416
Other assets	11,472
Other liabilities	(13,842)
Accrued performance allocation	—
Management fee payable	(773)
Accrued shareholder servicing fees(1)	(500)
Transactional Net Asset Value	$731,456
Number of outstanding shares	25,505,603

(1) Shareholder servicing fees apply only to Class D Shares, Class S Shares, Class J1 Shares, Class J2 Shares, Class A-D Shares, Class A-S Shares, Class A-J1 Shares and Class A-J2 Shares. For purposes of Transactional Net Asset Value, the Company recognizes shareholder servicing fees as a reduction to Transactional Net Asset Value on a monthly basis as such fees are accrued. For purposes of GAAP Net Asset Value, the Company accrues the cost of the shareholder servicing fees for the estimated life of the shares as an offering cost at the time the Company sells shares in the applicable share classes.

The following table provides a breakdown of the Company’s total Transactional Net Asset Value and the Company’s Transactional Net Asset Value per share by class as of February 28, 2026 ($ in thousands, except shares and per share data):

Transactional Net Asset Value Per Share	Class I Shares	Class A-I Shares	Class A-D Shares	Class A-J1 Shares	Class A-J2 Shares	Class A-S Shares	Class E Shares	Class Q Shares	Class H Shares	Class T Shares	Total
Transactional Net Asset Value	$12	$152,400	$11,614	$162,433	$27,062	$265,163	$112,602	$1	$1	$168	$731,456
Number of outstanding Shares	400	5,240,284	400,000	5,603,890	933,634	9,520,807	3,800,872	40	40	5,637	25,505,603

Transactional Net Asset Value Per Share as of February 28, 2026	$28.85	$29.08	$29.03	$28.99	$28.99	$27.85	$29.63	$29.87	$29.87	$29.87

Reconciliation of Transactional Net Asset Value to GAAP Net Asset Value

The following table reconciles the Company’s GAAP Net Asset Value to Transactional Net Asset Value ($ in thousands):

February 28, 2026
GAAP Net Asset Value	$717,441
Adjustments:
Accrued shareholder servicing fees	$14,015
Transactional Net Asset Value	$731,456

Valuation Methodologies and Significant Inputs

The following table presents additional information about valuation methodologies and significant inputs used for portfolio company holdings that are valued at fair value as of February 28, 2026.

Valuation Methodology	Unobservable Input(s)(1)	Weighted Average(2)		Range
Inputs to market comparables and transaction price/other	Weight Ascribed to Market Comparables	86%		0% - 100%
	Weight Ascribed to Transaction Price/Other	14%		0% - 100%
Market Comparables	Enterprise Value / EBITDA Multiple	17.2	x	12.6x - 19.5x
	Enterprise Value / Revenue	7.6	x	5.0x - 9.2x
	Enterprise Value / EBITDAC Multiple	25.8	x	9.2x - 30.3x
	Price / Book	2.3	x	2.3x - 2.3x
	Enterprise Value / Cash EBITDAC Multiple	27.2	x	27.2x - 27.2x

(1) In determining the inputs, management evaluates a variety of factors including economic conditions, industry and market developments, market valuations of comparable companies, and company-specific developments including exit strategies and realization opportunities. EQT Partners Inc., the Company’s manager, has determined that market participants would take these inputs into account when valuing the investments.

(2) Inputs are weighted based on fair value of the investments included in the range.